                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) March 21, 2005

                            UNITED TRUST GROUP, INC.
             (Exact Name of Registrant as specified in its charter)

       ILLINOIS                                            0-16867                                               37-1172848
(State or other Jurisdiction                             (Commission                                       (I.R.S. Employer
of incorporation                                        File Number)                                    identification No.)

                            5250 SOUTH SIXTH STREET
                                 P.O. BOX 5147
                             SPRINGFIELD, IL 62705

          (Address of principal executive offices, including zip code)

                                 (217) 241-6300
               Registrant's telephone number, including area code

                                 Not Applicable
         (Former name or former address, if changed since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

     Written  communications  pursuant to Rule 425 under the  Securities Act (17
          CFR 230.425)

     Soliciting material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
          240.14a-12)

     Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
          Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
          Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On March 21, 2005, Universal Guaranty Life Insurance Company ("UG") entered into an  agreement  for the sale of  2,216,776  shares of common  stock  owned of BNL
Financial  Corporation ("BNL").  These shares represent  approximately 10.57% of the current  outstanding  shares of BNL and represent all shares owned by UG. UG is a wholly-owned  subsidiary of United Trust Group,  Inc. (the "Company").  The
shares are being reacquired by the issuing entity for an agreed upon sales price of  $ 2,300,000.  The sale is contingent  upon the acquiring  company  obtaining necessary regulatory approvals and is expected to close within 30 days.

Should the sale be consummated,  the Company will record a realized gain, net of taxes, of approximately $ 1,268,750, or $ 0.32 per common share outstanding.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                            UNITED TRUST GROUP, INC.
                                  (Registrant)

                                                          By:  /s/ Randall L. Attkisson
                                                               Randall L. Attkisson
                                                               President , Chief Operating
                                                                 Officer and Director

                                                          By:  /s/ Theodore C. Miller
                                                               Theodore C. Miller
                                                               Senior Vice President and
                                                                 Chief Financial Officer

Date:  March 21, 2005